Exhibit 10.11

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (this “Agreement”) made as of this 13th day of July, 2007 for the benefit of United Refining Energy Corp., a Delaware corporation (the “Company”), having its principal place of business at 823 11th Avenue, New York, New York 10019 by United Refining, Inc. (“Subscriber”).

WHEREAS, the Company desires to sell on a private placement basis (the “Offering”) an aggregate of 10,000,000 warrants (the “Warrants”) of the Company for a purchase price of $1.00 per Warrant. Each Warrant is exercisable to purchase one share of Common Stock at an exercise price of $7.50 per share during the period commencing on the later of: (i) one year from the date of the prospectus relating to the Company’s IPO (as defined below) and (ii) the completion of a Business Combination (as defined in Section 5 below) and expiring on the fourth anniversary of the date of the prospectus relating to the Company’s IPO (as defined below);

WHEREAS, Subscriber wishes to purchase the Warrants and the Company wishes to accept such subscription.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Subscriber hereby agree as follows

1. Agreement to Subscribe

1.1. Purchase and Issuance of the Warrants. Upon the terms and subject to the conditions of this Agreement, Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Subscriber, on the Closing Date, the Warrants for an aggregate purchase price of $10,000,000 (the “Purchase Price”).

1.2. Delivery of the Purchase Price. Upon execution of this Agreement, the undersigned is hereby bound to fulfill its obligations hereunder and hereby irrevocably commits to deliver into a trust account at a financial institution to be chosen by the Company, maintained by American Stock Transfer & Trust Company, acting as Trustee, on the date of Closing (as hereinafter defined), the Purchase Price in immediately available funds by certified bank check, wire transfer or such other form of payment as shall be acceptable to the Trustee, in its sole and absolute discretion, at the Closing.

1.3. Closing. The closing (the “Closing”) of the Offering, shall take place at the offices of the Company, immediately prior to the effective date of the registration statement pursuant to which the Company proposes to register its initial public offering (the “IPO”) of 40,000,000 units of Common Stock and Warrants (the “Closing Date”).

2. Representations and Warranties of the Subscriber

Subscriber represents and warrants to the Company that:

2.1. No Government Recommendation or Approval. Subscriber understands that no United States federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Offering of the Warrants or the Common Stock underlying the Warrants (the “Warrant Shares” and, collectively with the Warrants, the “Securities”).

2.2. Regulation D Offering. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “Accredited Investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law.

2.3. Intent. Subscriber is purchasing the Warrants solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any U.S. Person, and not with a view towards the distribution thereof and Subscriber has no present arrangement to sell the Securities to or through any person or entity. Subscriber shall not engage in hedging transactions with regard to the Warrants and the underlying securities unless in compliance with the Securities Act.

2.4. Restrictions on Transfer. Subscriber acknowledges and understands the Warrants are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act, and, if in the future the Subscriber decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Subscriber agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Subscriber may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or another available exemption from registration, the Subscriber agrees it will not resell the Securities. Subscriber explicitly understands and acknowledges the Securities and Exchange Commission (the “SEC”) has taken the position the Subscriber would be considered a promoter under the Securities Act and that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as “underwriters” under the Securities Act when reselling the securities of that blank check company. Accordingly, Rule 144 promulgated under the Securities Act will not be available to the Subscriber for the resale of the Securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

2.5. Sophisticated Investor.

(i) Subscriber is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(ii) Subscriber is aware that an investment in the Warrants is highly speculative and subject to substantial risks because, among other things, none of the Securities have been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Subscriber is able to bear the economic risk of its investment in the Securities for an indefinite period of time. Notwithstanding the foregoing, Subscriber further understands and acknowledges the SEC has taken the position that the Subscriber is considered a promoter under the Securities Act and that promoters or affiliates of a blank check company and their transferees, both before and after a Business Combination, would act as an “underwriter” under the Securities Act when reselling the securities of that blank check company. Accordingly, Rule 144 promulgated under the Securities Act would not be available for the resale of the Securities despite technical compliance with the requirements of Rule 144, in which event the resale transactions would need to be made through a registered offering.

2.6. Independent Investigation. Subscriber, in making the decision to purchase the Warrants, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Subscriber is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Warrants and has had full access to such other information concerning the Company as the Subscriber has requested. Subscriber confirms that all documents that it has requested have been made available and that the Subscriber has been supplied with all of the additional information concerning this investment which Subscriber has requested.

2.7. Authority. This Agreement has been validly authorized, executed and delivered by Subscriber and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Subscriber does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Subscriber is a party.

2.8. No Legal Advice from Company. Subscriber acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with the Subscriber’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Subscriber is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.9. Reliance on Representations and Warranties. Subscriber understands the Warrants are being offered and sold to Subscriber in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth in this Agreement in order to determine the applicability of such provisions.

2.10. No Advertisements. The undersigned is not subscribing for the Warrants as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting.

2.11. Legend. Subscriber acknowledges and agrees the certificates evidencing the Warrants and the Warrant Shares shall bear a restrictive legend (the “Legend”), in form and substance as set forth in Section 4 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement covering these securities under the Securities Act or (ii) pursuant to any other exemptions from the registration requirements under the Securities Act and such laws which, in the opinion of counsel for this Company, is available.

3. Representations and Warranties of the Company

The Company represents and warrants to Subscriber that:

3.1. Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company will have authority to issue is 120,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of the date hereof, the Company has 10,000,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2. Organization and Qualification. The Company is a corporation duly incorporated and existing in good standing under the laws of the state of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.3. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Warrants and the underlying securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.4. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s Certificate of Incorporation or Bylaws or (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Common Stock in accordance with the terms hereof.

4. Legends

4.1. Legend. The Company will issue the Warrants, and when issued, the Warrant Shares, purchased by the Subscriber in the name of the Subscriber. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE.”

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A SECURITIES ESCROW AGREEMENT (THE “AGREEMENT”) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE ESCROW PERIOD (AS DEFINED IN THE AGREEMENT).”

4.2. Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way the Subscribers’ obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3. Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act.

5. Escrow. Upon consummation of the IPO, the holders of the Warrants shall enter into a securities escrow agreement (the “Escrow Agreement”) with American Stock Transfer & Trust Company, whereby the Warrants shall be held in escrow until the earlier of (i) the day following consummation of a Business Combination (as defined therein) or (ii) liquidation of the Company.

6. Securities Laws Restrictions.

In addition to the restrictions contained in the Escrow Agreement, subscriber agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction complies with the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

7. Waiver of Liquidation Distributions.

In connection with the Securities purchased pursuant to this Agreement, and with respect to any Common Stock purchased by Subscriber prior to the private placement, Subscriber hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Combination. For purposes of clarity, in the event Subscriber purchases shares of Common Stock in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive any liquidating distributions by the Company. In no event will a Subscriber have the right to exercise any Warrants prior to the later of: (i) one year from the date of the prospectus relating to the Company’s IPO and (ii) the consummation of a Business Combination.

8. Forfeiture of Warrants.

8.1. Failure to Consummate Business Combination. The Warrants shall be forfeited to the Company in the event that the Company does not consummate a Business Combination within 24 months from the consummation of the IPO.

8.2. Termination of Rights as holder; Escrow. If the Warrants are forfeited in accordance with this Section 8, then after such time the Subscriber (or successor in interest), shall no longer have any rights as a holder of such Warrants, and the Company shall take such action as is appropriate to cancel such Warrants. To effectuate the foregoing, all certificates representing the Warrants shall be held in escrow as provided in Section 5 hereof. In addition, Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing.

9. Rescission Right Waiver and Indemnification.

9.1. Subscriber understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Warrants. In this regard, if the IPO were deemed to be a general solicitation with respect to the Warrants, the offer and sale of such Warrants may not be exempt from registration and, if not, the Subscriber may have a right to rescind its purchase of the Warrants. In order to facilitate the completion of the Offering and in order to protect the Company, its stockholders and the trust account from claims that may adversely affect the Company or the interests of its stockholders, Subscriber hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Warrants. Subscriber acknowledges and agrees this waiver is being made in order to induce the Company to sell the Warrants to the Subscriber. Subscriber agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Warrants hereunder or relating to the purchase of the Warrants and the transactions contemplated hereby.

9.2. Subscriber agrees not to seek recourse against the trust account for any reason whatsoever in connection with its purchase of the Warrants or any Claim that may arise now or in the future.

9.3. Subscriber acknowledges and agrees the stockholders of the Company and Maxim Group, LLC are and shall be third-party beneficiaries of the foregoing provisions of this Agreement.

9.4. Subscriber agrees that to the extent any waiver of rights under this Section 9 is ineffective as a matter of law, Subscriber has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Subscriber acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

10. Terms of the Warrant

The Warrants are substantially identical to the warrants included in the units offered in the IPO, except: (i) they will not have a claim to the funds held in the trust account, (ii) they will be placed in escrow and not released before, except in limited circumstances, until after the consummation of a Business Combination, (iii) they are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after they are registered pursuant to a registration rights agreement to be signed on or before the date of this prospectus, (iv) they will be non-redeemable so long as they are held by the initial holder thereof (or any of its permitted transferees), and (v) they are exercisable (a) on a “cashless” basis if held by the initial holder thereof or its permitted assigns and (b) in the absence of an effective registration statement covering the shares of common stock underlying the warrants. In no event will the Company be required to net cash settle the Warrant exercise.

11. Voting of Shares.

Subscriber agrees to vote the shares of Common Stock owned by it immediately before this private placement in accordance with the majority of the shares of Common Stock voted by the public stockholders. Subscriber further agrees to vote the Common Stock acquired in the IPO or the aftermarket in favor of a Business Combination that the Company negotiates and presents for approval to the Company’s stockholders.

12. Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

13. Assignment; Entire Agreement; Amendment

13.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Subscriber to a person agreeing to be bound by the terms hereof.

13.2. Entire Agreement. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

13.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

13.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

14. Notices; Indemnity

14.1 Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

14.2 Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.

15. Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

16. Survival; Severability

16.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.

16.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

17. Headings.

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

This subscription is accepted by the Company on the 13th day of July, 2007.

United Refining Energy Corp

By:	/s/ John A. Catsimatidis
Name: John A. Catsimatidis
Title: Chairman of the Board and Chief Executive Officer

United Refining, Inc

By:	/s/ John A. Catsimatidis
Name: John A. Catsimatidis
Title: President and Treasurer